Exhibit 5.4

April 14, 2021

CoreCivic, Inc.
5501 Virginia Way
Brentwood, Tennessee  37027

Ladies and Gentlemen:

We have acted as local Colorado counsel to CoreCivic, Inc., a Maryland corporation (the “Company”), Correctional Management, Inc., a Colorado corporation (“CMI”), Time to Change, Inc., a Colorado corporation (“TTC”), Green Level Realty LLC, a Colorado limited liability company (“GLR”), Rocky Mountain Offender Management Systems, LLC , a Colorado limited liability company (“RMOMS”), and National Offender Management Systems, LLC, a Colorado limited liability company (together with CMI, TTC, GLR and RMOMS, the “Colorado Subsidiary Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-255070) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the prospectus dated April 6, 2021 contained therein, as supplemented by the prospectus supplement dated April 7, 2021 (the “Prospectus Supplement”) filed with the Commission (as so supplemented, the “Registration Statement”), of $450,000,000 aggregate principal amount of the Company’s 8.25% Senior Notes due 2026 (the “Notes”), issued pursuant to (i) that certain Base Indenture, dated as of September 25, 2015, by and between the Company and Regions Bank, as successor to U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by that certain Third Supplemental Indenture, dated as of April 14, 2021 (the “Supplemental Indenture”), by and among the Company, the Guarantors (as defined therein) party thereto, including the Colorado Subsidiary Guarantors, and the Trustee (as so supplemented, the “Indenture”), and (ii) that certain Underwriting Agreement, dated as of April 7, 2021 (the “Underwriting Agreement”), by and among Imperial Capital LLC, as representative of the several underwriters named in Schedule A thereto, the Company and the Notes Guarantors (as defined therein) party thereto, including the Colorado Subsidiary Guarantors.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Colorado Subsidiary Guarantors in connection with the registration of the Notes and the guarantee thereof by the Colorado Subsidiary Guarantors pursuant to the Indenture, as described in the Registration Statement.  For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the Indenture

410 Seventeenth Street, Suite 2200
Denver, CO 80202
main 303.223.1100

Brownstein Hyatt Farber Schreck, LLP

CoreCivic, Inc.
April 14, 2021

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Indenture, (iii) the Underwriting Agreement, (iv) the articles of incorporation and bylaws, or articles of organization and operating agreement, as applicable, each as amended to date, of each of the Colorado Subsidiary Guarantors, (v) the resolutions of the board of directors, sole manager or sole member, as applicable, of each of the Colorado Subsidiary Guarantors with respect to the Notes and the guarantee thereof by the Colorado Subsidiary Guarantors pursuant to the Indenture and (vi) such other documents, agreements, instruments and corporate records and proceedings as we have deemed necessary or appropriate for purposes of issuing this opinion letter.  We have also obtained from officers and other representatives of the Colorado Subsidiary Guarantors and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate for the purpose of issuing the opinions set forth herein.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case of the date or dates of such documents and as of the date hereof; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate or limited liability company, as applicable, records made available to us by the Colorado Subsidiary Guarantors, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Colorado.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate and limited liability company laws of the State of Colorado in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.          Each of the Colorado Subsidiary Guarantors is validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of Colorado.

2.          Each of the Colorado Subsidiary Guarantors has the corporate or limited liability company, as applicable, power and authority to enter into the Underwriting Agreement and the Supplemental Indenture and to perform its obligations thereunder and under the Indenture.

3.          The execution and delivery by each of the Colorado Subsidiary Guarantors of the Underwriting Agreement and the Supplemental Indenture and the performance by each of the Colorado Subsidiary Guarantors of its obligations thereunder and under the Indenture have been duly authorized by such Colorado Subsidiary Guarantor.

4.          The Supplemental Indenture and the Underwriting Agreement have been duly executed and delivered by each of the Colorado Subsidiary Guarantors.

The opinions expressed herein are based upon the applicable laws of the State of Colorado and the facts in existence on the date hereof.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

CoreCivic, Inc.
April 14, 2021

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Bass, Berry & Sims PLC may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the registration of the Notes, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP